SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                    AROC INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              74-2932492
(State or other jurisdiction of                                 (IRS Employer
incorporation or organization)                               Identification No.)


4200 EAST SKELLY DRIVE, SUITE 1000, TULSA, OKLAHOMA                   74135
(Address of principal executive offices)                              (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.|_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. |_|

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

Securities   Act   registration   statement  file  number  to  which  this  form
relates...........Not applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered

                                      NONE

        Securities to be registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK, $.001 PAR VALUE

                                 Title of Class



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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
                  -------------------------------------------------------

         This filing relates to the Common Stock, $.001 par value per share, of AROC Inc. (the "Company") to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. The information contained in the Section entitled "Comparative Rights of Shareholders" under the column heading "New Alliance Shareholders (Delaware Law)" in the Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and relating to the Registrant's Registration Statement on Form S-4 (Reg. No. 333-85237) (the "Registration Statement") is deemed to be incorporated by reference herein.

         In addition, pursuant to an amendment to the Company's Certificate of Incorporation filed December 8, 1999, the total number of shares of all classes of stock that the Company has authority to issue is 120,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.001 per share, 10,000,000 shares of preferred stock, par value $0.001 per share, and 10,000,000 shares of convertible restricted voting stock, par value $0.001 per share.


ITEM 2.           EXHIBITS.
                  --------

         1.       Specimen of AROC Inc. Common Stock Certificate.*

         2.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement).

         2.2 Certificate of Amendment to Certificate of Incorporation of the Company filed October 13, 1999 (incorporated by reference to Exhibit 3.3 to the Registration Statement).

         2.3 Certificate of Amendment to Certificate of Incorporation of the Company filed December 8, 1999 (incorporated by reference to Exhibit 3.1 to Form 8-K of the Company filed December 10,
                  1999)

         2.4      Bylaws of the  Company (incorporated by  reference  to Exhibit
                  3.2 to the Registration Statement).

-----------------------
         *  Filed herewith.


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


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:   December 10, 1999             AROC INC.



                                      By:    /s/ Francis M. Munchinski
                                             -----------------------------------
                                      Name:  Francis M. Munchinski
                                             -----------------------------------
                                      Title: Vice President
                                             -----------------------------------


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